As filed with the Securities and Exchange Commission on September 8, 2009

Registration No. 333-161070

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BWAY Holding Company

(Exact name of registrant as specified in its charter)

Delaware	55-0800054
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8607 Roberts Drive

Suite 250

Atlanta, Georgia 30350-2237

(770) 645-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Please address a copy of all communications to:

Michael B. Clauer

Executive Vice President and Chief Financial Officer

BWAY Holding Company

8607 Roberts Drive, Suite 250

Atlanta, Georgia 30350

(770) 645-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Steven J. Slutzky

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

(212) 909-6000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a similar reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer    ☐    Accelerated filer    ☑    Non-accelerated filer    ☐    (Do not check if a smaller reporting company) Smaller reporting company    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or would require registration or qualification under the securities laws of that jurisdiction.

SUBJECT TO COMPLETION DATED SEPTEMBER 8, 2009

PRELIMINARY PROSPECTUS

Dated September 8, 2009

12,071,218 SHARES

BWAY Holding Company

COMMON STOCK

This prospectus relates to the sale by Kelso Investment Associates VI, L.P., KEP VI, LLC, Warren J. Hayford and Magnetite Asset Investors III L.L.C., or collectively, the selling stockholders, of up to 12,071,218 shares of our common stock. We will not receive any proceeds from the sale of shares offered by selling stockholders.

The shares are being registered to permit the selling stockholders to sell shares of our common stock from time to time in amounts, at prices and on terms that will be decided at the time of the offering. Each time our common stock is offered pursuant to this prospectus, we may provide a prospectus supplement and attach it to this prospectus as necessary. You should carefully read this prospectus and any supplement, together with the documents we incorporate by reference, before you invest in our common stock. A supplement may also change, add to, update, supplement or clarify information contained in this prospectus.

Investing in our common stock involves risks. You should consider the risk factors described on page 2 and in any accompanying prospectus supplement and in the documents we incorporate by reference.

Our common stock is listed on the New York Stock Exchange under the symbol “BWY.”

The selling stockholders may offer and sell our common stock to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                     , 2009

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under this shelf process, the selling stockholders may from time to time sell our common stock in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. Each time the selling stockholders sell our common stock, we may provide a prospectus supplement that will contain specific information about the terms of that offering as necessary. The prospectus supplement may also change, add to, update, supplement or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by BWAY Holding Company, the selling stockholders or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of BWAY Holding Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus to “BHC,” the “Company,” “we,” “us,” and “our” or similar terms are to BWAY Holding Company and its subsidiaries.

ii

THE COMPANY

BWAY Holding Company is a holding company without independent operations. BWAY Corporation, or BWAY, is the wholly-owned operating subsidiary of BHC.

We are a leading North American manufacturer of general line rigid metal and plastic containers for customers serving a wide variety of end markets across various industries. We estimate that we have a number one U.S. market share in metal paint cans, metal specialty cans, ammunition boxes, plastic pails, plastic tight-head containers and plastic paint bottles, and a number one Canadian market share in steel and plastic pails. These products together represented approximately 79% of our fiscal 2008 net sales. In fiscal 2008, our total net sales were $1.0 billion, of which approximately 57% were in our metal packaging segment and approximately 43% were in our plastic packaging segment. We believe that our metal and plastic products, which we manufacture in our 20 strategically located facilities across the United States and in Canada, are complementary and often serve the same customers. Our products include:

•

Metal Containers. General line rigid metal containers made from steel, including paint cans and components, aerosol cans, steel pails, oblong cans, a variety of other specialty cans and ammunition boxes that our customers use to package paint, household and personal care products, automotive after-market products, paint thinners, driveway and deck sealants, ammunition and other end-use products; and

•

Plastic Containers. Injection-molded plastic pails and blow-molded tight-head containers, bottles and drums that our customers use to package petroleum products, agricultural chemicals, other chemical applications, paint, ink, edible oils, high-solid coatings, roofing mastic and adhesives, driveway sealants and other end-use products.

For fiscal 2008 and the second quarter of fiscal 2009, our net sales were $1,019.0 million and $206.1 million, respectively. More extensive information about us and our business is included in our Annual Report on Form 10-K for the fiscal year ended September 28, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 29, 2009. See “Incorporation by Reference.”

BHC was incorporated as BCO Holding Company in 2002. BWAY is the successor to a business founded in 1875. In February 2003, BHC acquired BWAY, in a leveraged buyout led by investment funds affiliated with Kelso & Company, L.P., or Kelso, and certain members of management. Upon completion of the acquisition, BWAY became a wholly-owned subsidiary of BHC, and its common stock was delisted from the New York Stock Exchange.

In June 2007, BHC registered shares of its common stock with the SEC under the Securities Act of 1933, as amended, or the Securities Act. Following the registration, BHC common stock began trading on the New York Stock Exchange under the ticker symbol “BWY.”

Our principal executive offices are located at 8607 Roberts Drive, Suite 250, Atlanta, Georgia 30350, and our telephone number is (770) 645-4800. Our web site is located at www.bwaycorp.com. (This and all other URLs included herein are intended to be inactive textual references only. They are not intended to be an active hyperlink to our web site. The information on our web site is not, and is not intended to be, part of this prospectus and is not incorporated into this prospectus by reference.)

RISK FACTORS

Investing in our common stock involves substantial risk. You should carefully consider all the information in or incorporated by reference in this prospectus and any accompanying prospectus supplement prior to investing in our common stock. In particular, we urge you to consider carefully the risks and uncertainties discussed in “Item 1A—Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended September 28, 2008, as such risk factors may be updated by our annual, quarterly and current reports that we may file with the SEC after the date of this prospectus and that are incorporated by reference in this prospectus and any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, any prospectus supplement and other documents incorporated by reference in them may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place reliance on these statements. Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this document, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect our actual financial results and could cause actual results to differ materially from those expressed in the forward-looking statements. Some important factors include:

•	competitive risk from other container manufacturers or self-manufacture by customers;

•	termination of our customer contracts;

•	loss or reduction of business from key customers;

•	dependence on key personnel;

•	changes in steel, resin, other raw material and energy costs or availability;

•	product liability or product recall costs;

•	lead pigment and lead paint litigation;

•	increased consolidation in our end markets;

•	consolidation of key suppliers;

•	deceleration of growth in our end markets;

•	increased use of alternative packaging;

•	product substitution;

•	labor unrest;

•	environmental, health and safety costs;

•	management’s inability to evaluate and selectively pursue acquisitions;

•	fluctuation of our quarterly operating results;

•	current economic conditions;

•	the availability and cost of financing;

•	an increase in interest rates;

•	restrictions in our debt agreements;

•	fluctuations of the Canadian dollar; and

•	the other factors discussed in our Annual Report on Form 10-K for the fiscal year ended September 28, 2008 (as updated from time to time) and other filings with the SEC.

In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this prospectus, any prospectus supplement and other documents incorporated by reference in them might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

All of the shares of common stock offered hereby are being sold by the selling stockholders. We will not receive any proceeds from such sales.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of September 3, 2009, we had approximately 22,149,685 outstanding shares of common stock. No shares of our preferred stock have been issued.

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important for your decision to invest in our capital stock. You should keep in mind, however, that it is our amended and restated certificate of incorporation, or our certificate of incorporation, and our amended and restated by-laws, or our by-laws, and the Delaware General Corporation Law, and not this summary, which define your rights as a stockholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our certificate of incorporation and our by-laws are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Common Stock

Each holder of our common stock is entitled to one vote per share on all matters to be voted on by stockholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Any director may be removed only for cause, upon the affirmative vote of the holders of greater than a majority of the outstanding shares of our common stock entitled to vote for the election of the directors.

The holders of our common stock are entitled to receive any dividends and other distributions that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to receive proportionately any of our assets remaining after the payment of liabilities and subject to the prior rights of any outstanding preferred stock. Our ability to pay dividends on our common stock is subject to our subsidiaries’ ability to pay dividends to BHC, which is in turn subject to the restrictions set forth in our senior credit facilities and the indentures governing the senior notes and the senior subordinated notes.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are fully paid and non-assessable. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future, as described below.

The transfer agent and registrar for our common stock is The Bank of New York Mellon.

Our common stock is listed on the New York Stock Exchange under the symbol “BWY.”

Preferred Stock

Under our certificate of incorporation, our board of directors has the authority, without further vote or action by the stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the number of shares of any class or series of preferred stock and to determine its voting powers, designations, preferences or other rights and restrictions. The issuance of preferred stock could adversely affect the rights of holders of common stock. We have no present plan to issue any shares of preferred stock.

Corporate Opportunities

Our certificate of incorporation provides that our stockholders that are affiliates of Kelso have no obligation to offer us an opportunity to participate in business opportunities presented to Kelso or its officers, directors, agents, members, partners and affiliates even if the opportunity is one that we might reasonably have pursued, and that neither Kelso nor its officers, directors, agents, members, partners or affiliates will be liable to us or our stockholders for breach of any duty by reason of any such activities unless, in the case of any person who is a director or officer of the Company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as an officer or director of the Company. Stockholders will be deemed to have notice of and consented to this provision of our certificate of incorporation.

Change of Control Related Provisions in our Certificate of Incorporation, our By-Laws and Delaware Law

A number of provisions in our certificate of incorporation and by-laws and under the Delaware General Corporation Law may make it more difficult to acquire control of us. These provisions may have the effect of discouraging a future takeover attempt not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of our board of directors;

•	discourage some types of transactions that may involve an actual or threatened change in control of us;

•	discourage certain tactics that may be used in proxy fights;

•	ensure that our board of directors will have sufficient time to act in what the board believes to be in the best interests of us and our stockholders; and

•	encourage persons seeking to acquire control of us to consult first with our board to negotiate the terms of any proposed business combination or offer.

Unissued Shares of Capital Stock

Common Stock. The remaining shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Preferred Stock. Our certificate of incorporation provides that our board of directors has the authority, without any further vote or action by our stockholders, to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for our common stock at a premium over the market price of our common stock, and may adversely affect the market price of and the voting and other rights of the holders of common stock.

Vacancies and Removal of Directors

Our certificate of incorporation provides that directors may be removed only for cause at a meeting of stockholders upon the affirmative vote of the holders of greater than a majority of the outstanding shares of our common stock entitled to vote for the election of the director. Vacancies in our board of directors may be filled only by our board of directors. Any director elected to fill a vacancy will hold office until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Our by-laws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of the board of directors (but may not be less than three directors).

These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of our board of directors that would effect a change of control.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Calling Stockholder Meetings; Action by Written Consent

Our by-laws require advance notice for stockholder proposals and nominations for director. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Also, special meetings of the stockholders may only be called by the board of directors or upon a request by holders of at least 30% in voting power of all the outstanding shares entitled to vote at that meeting. Our certificate of incorporation and by-laws prohibit stockholders from taking action by written consent in lieu of an annual or special meeting.

These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

Limitations on Director Liability; Indemnification of Directors

Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the Delaware General Corporation Law and any amendments to that law.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the Delaware General Corporation Law. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. Our certificate of incorporation does not eliminate our directors’ duty of care. The inclusion of this provision in our certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

Our certificate of incorporation provides that we are required to indemnify and advance expenses to our directors to the fullest extent permitted by law, except in the case of a proceeding instituted by the director without the approval of our board of directors. Our by-laws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest.

We have entered into an indemnification agreements with each of our directors. The indemnification agreement provide the directors with contractual rights to the indemnification and expense advancement rights provided under our by-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Delaware Takeover Statute

We have opted out of Section 203 of the Delaware General Corporation Law, which would have otherwise imposed additional requirements regarding mergers and other business combinations.

SELLING STOCKHOLDERS

Kelso Investment Associates VI, L.P., KEP VI, LLC, Warren J. Hayford and Magnetite Asset Investors III L.L.C. are registering their shares of common stock pursuant to a registration rights agreement, dated as of February 7, 2003, among us, the selling stockholders and certain other stockholders named therein. The registration rights agreement was entered into when Kelso Investment Associates VI, L.P. and KEP VI, LLC formed the Company (formerly known as BCO Holding Company) in 2002 for the purpose of acquiring BWAY. In connection with the BWAY acquisition, certain continuing investors, including Mr. Hayford and Mr. Hayford’s wife, exchanged a portion of their shares of BWAY common stock and BWAY stock options for shares and options to purchase shares of our common stock pursuant to exchange agreements. Concurrently with the closing of the BWAY acquisition in 2003, Magnetite Asset Investors III L.L.C. purchased shares of our common stock pursuant to an investor subscription agreement. In 2004, the selling stockholders bought additional shares of our common stock in order to fund an acquisition. In 2007, the selling stockholders sold a portion of their shares in connection with our initial public offering and held 9,928,103 shares, 2,737,009 shares (together with Mrs. Hayford) and 247,574 shares, respectively, after the IPO. Since then, Mrs. Hayford’s shares have been transferred by her estate to the various trusts of which Mr. Hayford is the beneficial owner.

In addition to the registration rights agreement, we have a nominating agreement, dated as of June 4, 2007, with Kelso Investment Associates VI, L.P. and KEP VI, LLC, pursuant to which our board of directors, acting through its nominating and corporate governance committee, includes in the slate of nominees recommended to stockholders for election as directors a number of individuals designated by such entities based on their aggregate beneficial ownership percentage in us. Kelso also provides certain advisory services to us, for which they are not paid any advisory fees but are reimbursed for actual expenses incurred and indemnified. Mr. Hayford is our non-executive vice-chairman and director. More extensive information regarding the aforementioned material relationships between the selling stockholders and us is included in our definitive proxy statement filed with the SEC on June 2, 2009.

The following table provides information regarding the beneficial ownership of our common stock by Kelso Investment Associates VI, L.P., KEP VI, LLC, Mr. Hayford and Magnetite Asset Investors III L.L.C. as of September 3, 2009. In the aggregate, the selling stockholders may sell up to 12,071,218 shares of our common stock pursuant to this prospectus. Since the selling stockholders may offer all, some or none of their common stock, no definitive estimate as to the number of shares thereof that will be held by the selling stockholders after the offering can be provided.

We have prepared the table based on information given to us by, or on behalf of, the selling stockholders on or before September 3, 2009. Information about the selling stockholders may change over time. Any changed information given to us by the selling stockholders will be set forth in prospectus supplements or amendments to this prospectus if any and when necessary. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any of the shares.

Name	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares That May Be Offered	Number of Shares of Common Stock Beneficially Owned Following the Offering	Percent of Shares of Common Stock Beneficially Owned Following the Offering

Kelso Investment Associates VI, L.P.(1)	9,928,103	9,928,103	0	*

KEP VI, LLC(1)	9,928,103	9,928,103	0	*

Warren J. Hayford(2)	1,911,134	1,895,541	0	*

Magnetite Asset Investors III L.L.C.(3)	247,574	247,574	0	*

*	Less than 1%.

(1)

The business address for these persons is c/o Kelso & Company, 320 Park Avenue, 24th Floor, New York, New York 10022. The shares of common stock beneficially owned by Kelso Investment Associates VI, L.P. and KEP VI, LLC represent the combined share ownership of Kelso Investment Associates VI, L.P. and KEP VI, LLC. Kelso Investment Associates VI, L.P. and KEP VI, LLC, due to their common control, could be deemed to beneficially own each of the other’s shares, but disclaim such beneficial ownership. Messrs. Wall and Wahrhaftig are directors of the Company. Messrs. Wall and Wahrhaftig, as well as Frank T. Nickell, George E. Matelich, Michael B. Goldberg, Frank K. Bynum, Jr., Philip E. Berney, Frank J. Loverro and James J. Connors, II, may be deemed to have beneficial ownership of shares of common stock owned of record by Kelso Investment Associates VI, L.P. and KEP VI, LLC, by virtue of their status as managing members of KEP VI, LLC and Kelso GP VI, LLC, the general partner of Kelso Investment Associates VI, L.P. Messrs. Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum, Berney, Loverro and Connors share investment and voting power with respect to the shares of common stock owned by Kelso Investment Associates VI, L.P. and KEP VI, LLC but disclaim beneficial ownership of such shares.

(2)	The business address for this person is c/o BWAY Holding Company, 8607 Roberts Drive, Suite 250, Atlanta, Georgia 30350. The figure includes: (a) 15,593 outstanding shares owned by Mr. Hayford that were issued as director compensation and are not included in this prospectus, (b) options to purchase 754,074 shares that are fully vested, (c) 376,636 outstanding shares in two grantor retained annuity trusts (“GRAT”) from which Mr. Hayford receives annual annuity payments (Mr. Hayford is the settlor and the trustee of each GRAT. The Hayford Children’s Annuity Trust holds 76,636 shares and the Warren J. Hayford 2009B Annuity Trust holds 300,000 shares. Mr. Hayford disclaims beneficial ownership of the shares held by the GRATs, except to the extent of his pecuniary interest therein.); (d) 175,949 outstanding shares in a family trust of which Mr. Hayford is beneficial owner; and (e) 588,882 outstanding shares held by the Warren Hayford Declaration of Trust, of which Mr. Hayford is beneficial owner.

(3)

The business address for this person is c/o BlackRock, Inc., 40 East 52nd Street, New York, NY 10022. Leland Hart, James Keenan and Adrian Marshall are the portfolio managers of Magnetite Asset Investors III L.L.C. and employees of Magnetite Assets Investors III L.L.C.’s investment manager and managing member, BlackRock Financial Management, Inc., and as such share voting and investment power with respect to the shares of common stock owned by Magnetite Asset Investors III L.L.C. and may be deemed beneficial owners of such shares. Messrs. Hart, Keenan and Marshall disclaim beneficial ownership of such shares.

Magnetite Asset Investors III L.L.C. is affiliated with various registered broker-dealers. Magnetite Asset Investors III L.L.C. has informed us that it has purchased our common stock in the ordinary course of business and at the time of the purchase of our common stock, it had no agreements or understandings, directly or indirectly, with any person to distribute our common stock.

PLAN OF DISTRIBUTION

We are registering the shares of common stock covered by this prospectus for the selling stockholders. The selling stockholders may sell our common stock from time to time in one or more transactions separately. The selling stockholders may sell our common stock to or through agents, underwriters, dealers, or other third parties or directly to one or more purchasers or through a combination of any of these methods. Such sales may be made on the New York Stock Exchange or the over-the-counter market at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may also offer and sell, or agree to deliver, our common stock pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom the selling stockholders designate may solicit offers to purchase our common stock.

•	We will name any agent involved in offering or selling our common stock, and disclose any commissions that the selling stockholders will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act of the common stock they offer or sell.

The selling stockholders may use an underwriter or underwriters in the offer or sale of our common stock.

•	Underwriters may resell to the public or to institutional investors in one or more transactions;

•

If the selling stockholders use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our common stock.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement to sell our common stock.

The selling stockholders may use a dealer to sell our common stock.

•	If the selling stockholders use a dealer, the selling stockholders, as principals, will sell our common stock to the dealer.

•	The dealer will then sell our common stock to the public at varying prices that the dealer will determine at the time it sells our common stock.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

The selling stockholders may sell our common stock through ordinary broker’s transactions, transactions in which the broker solicits purchases and privately negotiated transactions. The selling stockholders may also sell our common stock in a block trade in which a selling stockholder will engage a broker-dealer as agent, who will then attempt to sell the common stock, or position and resell a portion of the block, as principal, in order to facilitate the transaction.

The selling stockholders may solicit directly offers to purchase our common stock, and the selling stockholders may directly sell our common stock to institutional or other investors. We may describe the terms of direct sales in the applicable prospectus supplement as necessary.

The selling stockholders may be deemed “underwriters” within the meaning of the Securities Act in connection with any sales covered by this prospectus.

The selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We and the selling stockholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for the selling stockholders, in the ordinary course of business.

The selling stockholders may negotiate and pay agent, underwriter and dealer fees, commissions or discounts for their services as applicable. Agents, underwriters or dealers engaged to sell our common stock may allow other agents, underwriters or dealers to participate in resales. Unless otherwise indicated in a prospectus supplement, the selling stockholders will pay any agent, underwriter and dealer fees, commissions or discounts involved in any offering or sale of our common stock.

The selling stockholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our common stock at the public offering price under delayed delivery contracts.

•

If the selling stockholders use delayed delivery contracts, we will disclose that the selling stockholders are using them in the applicable prospectus supplement and will tell you when the selling stockholders will demand payment and delivery of our common stock under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

•

We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our common stock under delayed delivery contracts will be entitled to receive.

Until the distribution of our common stock is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase our common stock. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock. If the underwriters create a short position in our common stock in connection with the offering, i.e., if they sell more common stock than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing our common stock in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase our common stock in the open market to reduce the underwriters’ short position or to stabilize the price of the our common stock, they may reclaim the amount of the selling concession from the underwriters who sold those shares of common stock as part of the offering. In general, purchases of our common stock for the purpose of stabilization or to reduce a short position could cause the price of our common stock to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our common stock to the extent that it were to discourage resales of our common stock.

The selling stockholders may enter into derivative or other hedging transactions involving our common stock with third parties, or sell our common stock not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell the shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend our common stock in order to facilitate short sale transactions by others. If so, the third party may use common stock pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of our common stock, and may use common stock received from the selling stockholders in settlement of those derivative or hedging transactions to close out any related open borrowings of our common stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part). In addition, the selling stockholders may enter into transactions with a broker-dealer of affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of our common stock pursuant to this prospectus, in which case such broker-dealer may use shares of common stock received from the selling stockholder to close out its short positions or sell common stock short itself and re-deliver such shares to close out its short positions.

The selling stockholders may sell to third parties who may deliver our common stock upon exchange of exchangeable securities issued by such third parties or their affiliates, which in either case may deliver this prospectus in connection with the sale of those exchangeable securities. Such transactions may be combined with other transactions of the types described above. In particular, such third parties or their affiliates may engage in sales of common stock (including short sales) to hedge their position prior to the exchange of their exchangeable securities, may deliver this prospectus in connection with some or all of those sales and may deliver shares of common stock covered by this prospectus to close out any short positions created in connection with those sales.

The selling stockholders may effect sales of our common stock in connection with forward sale, option, swap or other types of agreements with third parties. Any distribution of our common stock pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

The selling stockholders may loan or pledge our common stock to third parties that in turn may sell our common stock using this prospectus and the applicable prospectus supplement or, if the selling stockholders default in the case of a pledge, may offer and sell our common stock from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our common stock or in connection with a concurrent offering of our common stock offered by this prospectus and the applicable prospectus supplement or otherwise.

Subject to the foregoing, in addition to selling its common stock under this prospectus, the selling stockholders may:

•	transfer our common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

•	sell our common stock under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144; or

•	sell our common stock by any other legally available means.

LEGAL OPINIONS

Unless we state otherwise in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York and for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from BWAY Holding Company’s Annual Report on Form 10-K, and the effectiveness of BWAY Holding Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.

Our common stock is listed on the New York Stock Exchange, Inc. You can also inspect reports and other information concerning us at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended September 28, 2008;

•	Our Quarterly Reports on Form 10-Q for the quarters ended December 28, 2008, March 29, 2009 and June 28, 2009;

•

Our Current Reports on Form 8-K filed on December 15, 2008, January 6, 2009, March 2, 2009, April 7, 2009, May 28, 2009, as amended by the Current Report on Form 8-K/A filed on July 10, 2009, June 30, 2009 and August 26, 2009;

•	Our Form 8-A, as amended by Amendment No. 1 to Form 8-A, each filed on June 8, 2007; and

•	All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus.

You can obtain any filing incorporated by reference into this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to BWAY Holding Company at 8607 Roberts Drive, Suite 250, Atlanta, Georgia 30350, Attention: Jeffrey O’Connell (telephone: (770) 645-4800).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth those expenses to be incurred by BWAY Holding Company. in connection with the issuance and distribution of the securities being registered. Except for the SEC filing fee, all amounts shown are estimates.

SEC filing fee	$10,885
Printing and engraving expenses	25,000
Accountant’s fees and expenses	20,000
Legal fees and expenses	70,000
Miscellaneous expenses	10,000

Total	$135,885

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Any such indemnified person’s rights to indemnification may not be eliminated after the occurrence of the act or omission giving rise to a claim in respect of which indemnification is sought, unless the relevant indemnification provision expressly permits such elimination.

Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) for any transaction from which the director derived an improper personal benefit.

Article Fifth, Sections (h) and (i) of our certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director and that we may indemnify directors and officers of the Company to the fullest extent permitted by the Delaware General Corporation Law.

Section 6.01 of our by-laws provided that: the Company shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”), by reason of the fact that he or she is or was or has agreed to become a director or officer the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding and any appeal therefrom, if he or she satisfied the applicable standard of conduct set forth in the Delaware General Corporation Law; provided that in the case of an action or suit by or in the right of the Company to procure a judgment in its favor such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit and any appeal therefrom. Notwithstanding the foregoing, but subject to Section 6.05 of our by-laws, the Company shall not be obligated to indemnify a director or officer of the Company in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized in the specific case by the board of directors or the indemnification requested pursuant their right to be indemnified in connection with successfully establishing their right to indemnification or advance payment of expense.

The Company has also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the Company may, in such capacities, incur.

The Company has entered into indemnification agreements with each of its directors providing the directors contractual rights to indemnification, expense advance provided our by-laws, and contractual rights to additional indemnification as provided in the indemnification agreement.

Item 16. Exhibits.

(a)	Exhibits:

A list of Exhibits filed herewith is contained in the Index to Exhibits and is incorporated herein by reference.

(b)	Financial Statement Schedules:

All schedules for which provision is made in the applicable accounting regulations of the SEC have been omitted because they are not required, amounts which would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.

Item 17. Undertakings.

(a)	Rule 415 Offering.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	SEC Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person, if any, of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BWAY Holding Company (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on this 8th day of September, 2009.

BWAY HOLDING COMPANY

By:	/s/ Kenneth M. Roessler
Name: Kenneth M. Roessler
Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth M. Roessler	President, Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2009

* Michael B. Clauer	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 8, 2009

* Jean-Pierre M. Ergas	Non-Executive Chairman and Director	September 8, 2009

* Warren J. Hayford	Non-Executive Vice-Chairman and Director	September 8, 2009

* Earl L. Mason	Director	September 8, 2009

* Lawrence A. McVicker	Director	September 8, 2009

* David M. Roderick	Director	September 8, 2009

* Wellford L. Sanders, Jr.	Director	September 8, 2009

* David I. Wahrhaftig	Director	September 8, 2009

* Thomas R. Wall, IV	Director	September 8, 2009

*By:	/s/ Michael B. Clauer	September 8, 2009
Michael B. Clauer
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Certificate of Incorporation of BWAY Holding Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed June 30, 2009 (File No. 001-33527)).

3.2	Amended and Restated By-Laws of BWAY Holding Company (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed June 30, 2009 (File No. 001-33527)).

4.1	Registration Rights Agreement, dated as of February 7, 2003, among BCO Holding Company, Kelso Investment Associates VI, L.P., KEP VI, LLC, Magnetite Asset Investors III L.L.C. and the individuals named therein and in Joinder Agreements thereto (incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q filed on August 7, 2009 (File No. 001-33527)).

4.2	Form of Joinder Agreement to the Registration Rights Agreement (incorporated by reference to Exhibit 4.5 to the Quarterly Report on Form 10-Q filed on August 7, 2009 (File No. 001-33527)).

4.3	Form of Share Certificate for Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.13 to BWAY Holding Company’s Registration Statement on Form S-1 filed June 13, 2007 (File No. 333-141174)).

5.1	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included in the signature page to this Registration Statement on Form S-3 filed on August 5, 2009 (file No. 333-161070)).

*	To be filed by amendment or as an exhibit to a report on Form 8-K pursuant to Item 601 of Regulation S-K.